UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2005

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Director Compensation. On May 17, 2005, the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, approved an increase in the annual retainer paid to non-employee directors to $180,000 from $100,000 and to non-employee advisory directors to $90,000 from $50,000. The increase is effective May 17, 2005. No other fees are paid to the non-employee directors and advisory directors for attendance at meetings, serving on committees or serving as a committee chair. A full summary of director compensation and benefits is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Executive Compensation. The Company previously reported in a Current Report on Form 8-K filed on April 5, 2005, the promotions of Keith A. Hutton to President, Vaughn O. Vennerberg II to Senior Executive Vice President and Chief of Staff and Timothy L. Petrus to Executive Vice President-Acquisitions, effective May 1, 2005. In connection with these promotions, on May 17, 2005, the Compensation Committee increased the annual base salary of Mr. Hutton to $625,000 from $475,000, of Mr. Vennerberg to $500,000 from $400,000 and of Mr. Petrus to $300,000 from $247,000. The salary increases are effective May 1, 2005.

On May 17, 2005, the Compensation Committee approved scheduled mid-year bonuses for the named executive officers as follows: Mr. Bob Simpson, Chairman of the Board and Chief Executive Officer, $14,000,000; Mr. Hutton, $800,000; Mr. Vennerberg, $650,000; Mr. Louis Baldwin, Executive Vice President and Chief Financial Officer, $300,000; and Mr. Petrus, $200,000.

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

(c)	Exhibit No.	Description
	10.1	Summary of Director Compensation and Benefits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: May 23, 2005	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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